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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation in this Amendment No. 1 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission of our report dated January 24, 2013, with respect to the statements of financial condition of San Diego Trust Bank as of December 31, 2012 and 2011, the related statements of income, comprehensive income, shareholders' equity and cash flows for the years then ended, and to the reference to our firm under the heading "Experts" included in this Amendment No. 1 to the Registration Statement.

/s/ Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California
April 30, 2013

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm